                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                JANUARY 21, 2000
                                DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)



                                AMAZON.COM, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                 000-22513                91-1646860
      (STATE OR OTHER        (COMMISSION FILE NO.)         (IRS EMPLOYER
       JURISDICTION                                      IDENTIFICATION NO.)
     OF INCORPORATION)

         1200 - 12TH AVENUE SOUTH, SUITE 1200, SEATTLE, WASHINGTON 98144
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (206) 266-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5. OTHER EVENTS

On January 21, 2000, Amazon.com, Inc. ("Amazon.com") announced a promotional agreement with Greenlight.com, Inc. ("Greenlight.com") as well as an investment in shares of Greenlight.com Series C Preferred Stock and warrants to purchase additional shares of Series C Preferred Stock.

On January 24, 2000, Amazon.com, Inc. ("Amazon.com") announced a promotional agreement with drugstore.com, Inc. ("drugstore.com") and an additional investment in shares of drugstore.com common stock.

On February 1, 2000, Amazon.com, Inc. ("Amazon.com") announced a promotional agreement with living.com, Inc. ("living.com") as well as an investment in shares of living.com Series B Preferred Stock and warrants to purchase common stock, or, in certain circumstances, Series B Preferred Stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


        (c) Exhibits

99.1 Press Release dated January 21, 2000 regarding Amazon.com's announcement of a promotional agreement with, and investment in, Greenlight.com

99.2 Press release dated January 24, 2000 regarding Amazon.com's announcement of a promotional agreement with, and investment in, drugstore.com

99.3 Press release dated February 1, 2000 regarding Amazon.com's announcement of a promotional agreement with, and investment in, living.com


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        AMAZON.COM, INC.
                                        (REGISTRANT)



Dated: February 4, 2000                 By:   /s/ WARREN C. JENSON
                                            -------------------------------
                                            Warren C. Jenson
                                            Chief Financial Officer and
                                            Senior Vice President


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                                  EXHIBIT INDEX


Exhibit Number               Description
--------------               -----------
99.1           Press Release dated January 21, 2000 regarding Amazon.com's announcement of a promotional agreement with, and investment in,
               Greenlight.com

99.2 Press release dated January 24, 2000 regarding Amazon.com's announcement of a promotional agreement with, and investment in, drugstore.com

99.3 Press release dated February 1, 2000 regarding Amazon.com's announcement of a promotional agreement with, and investment in, living.com